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                                                                  EXHIBIT 99.20


                     FORM OF NOTICE OF GUARANTEED DELIVERY

                           WITH RESPECT TO SHARES OF

               SERIES A 8% CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                       OF

                                   MESA INC.

      PURSUANT TO THE JOINT PROXY STATEMENT/PROSPECTUS DATED JUNE   , 1997

         This form must be used by holders of shares of Series A 8% Cumulative Convertible Preferred Stock (the "Mesa Series A Preferred Stock") of MESA Inc., a Texas corporation (the "Company"), who wish to make Consideration Elections with respect to the Merger Consideration to be received upon conversion of such holders' shares of Mesa Series A Preferred pursuant to the guaranteed delivery procedures described in "The Mergers -- Election Procedures for Mesa Preferred Stock" of the Company's Joint Proxy Statement/Prospectus, dated June ___, 1997 (the "Joint Proxy Statement/Prospectus") and in the Instructions to the related Form of Election and Letter of Transmittal. Any holder who wishes to make an election pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to 5:00 p.m., New York City time, on August ___, 1997. Capitalized terms used but not defined herein have the meanings ascribed to them in the Joint Proxy Statement/Prospectus or the Form of Election and Letter of Transmittal.

         THE CHANGE OF ELECTION AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK TIME, ON AUGUST ___ 1997 UNLESS EXTENDED (THE "ELECTION DEADLINE").


                   Continental Stock Transfer & Trust Company

                             (the "Exchange Agent")

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                                                                                    By Registered or
By Overnight Courier:                       By Hand:                                Certified Mail:
Continental Stock Transfer & Trust          Continental Stock Transfer & Trust      Continental Stock Transfer & Trust
Company                                     Company                                 Company
2 Broadway                                  2 Broadway, 19th Floor                  2 Broadway
New York, New York, 10004                   New York, New York, 10004               New York, New York, 10004
Attn: Reorganization Department             Attn: Reorganization Department         Attn: Reorganization Department
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         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH
ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.




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         This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

         The undersigned hereby elects, upon the terms and subject to the conditions set forth in the Joint Proxy Statement/Prospectus and the related Form of Election and Letter of Transmittal, receipt of which is hereby acknowledged, to receive the following Merger Consideration pursuant to the guaranteed delivery procedures set forth in the Prospectus and in the Instructions to the Form of Election and Letter of Transmittal.

         The undersigned hereby tenders the Mesa Series A Preferred Stock listed below:

CERTIFICATE NUMBER(S) (IF KNOWN)                   NUMBER OF SHARES
                                                   REPRESENTED


------------------------------------      -------------------------------------

------------------------------------      -------------------------------------

------------------------------------      -------------------------------------

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                            PLEASE SIGN AND COMPLETE
-------------------------------------------------------------------------------

Signature of Registered Holder(s)
or Authorized Signatory:

                                     Date:                              , 1997
------------------------------------       ----------------------------
                                     Address:
------------------------------------         ----------------------------------
Names(s) of Registered Holder(s):

------------------------------------         ----------------------------------

                                     Area Code and Telephone No.
------------------------------------                             --------------

------------------------------------

     This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear on certificates for the Mesa Series A Preferred Stock or on a security position listing as the owner of Mesa Series A Preferred Stock, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by


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a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      Please print name(s) and address(es)

Name(s):
        -----------------------------------------------------------------------

-------------------------------------------------------------------------------
Capacity:
         ----------------------------------------------------------------------
Address(es):
             ------------------------------------------------------------------

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                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of the Form of Election and Letter of Transmittal (or facsimile thereof), together with the shares of Mesa Series A Preferred Stock tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such shares of Mesa Series A Preferred Stock into the Exchange Agent's account at the Depository Trust Company (the "DTC") described in the prospectus under the caption "The Mergers -- Election Procedures for Mesa Preferred Stock" and in the Form of Election and Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York time, on the fifth New York Stock Exchange trading day following the Election Deadline.

Name of Firm
             ----------------------------          ----------------------------
                                                     (Authorized Signature)
Address:
         --------------------------------
                                             Name
         --------------------------------          ----------------------------
               (Include Zip Code)                        (Please Print)

Area Code and Tel. No.                       Title
                      -------------------          ----------------------------

                                             Dated                     , 1997
                                                   -------------------



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     DO NOT SEND SECURITIES WITH THIS FORM.  ACTUAL SURRENDER OF
SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN
EXECUTED LETTER OF TRANSMITTAL.



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                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

         1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see the Instructions to the Letter of Transmittal.

         2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Mesa Series A Preferred referred to herein, the signature must correspond with the name(s) written on the face of the certificate representing the shares of Mesa Series A Preferred without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Mesa Series A Preferred, the signature must correspond with the name shown on the security position listing as the owner of the Mesa Series A Preferred.

         If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Mesa Series A Preferred listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the certificate representing the shares of Mesa Series A Preferred or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

         If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

         3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Joint Proxy Statement/Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Consideration Election.



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